March 30, 1995

          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20001

                    Re:  Showboat, Inc.
                         1994 Executive Long Term Incentive Plan
                           ("1994 LTIP")
                         Registration Statement on Form S-8
                         Registration No. 33-_________

          Gentlemen:

                    As counsel to Showboat, Inc., a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company of 2,000,000 shares of Common Stock, $1.00 par value (the "Shares"), of the Company and the proposed sale thereof.

                    We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

                    Based on such examination and subject to the limitations hereinabove provided, we are of the opinion that the Company has the full power and authority under the laws of the state of Nevada, and under its Articles of Incorporation and Bylaws, as amended, to issue the Shares and that such Shares are validly authorized Shares of Common Stock of the Company, and when issued in accordance with the 1994 LTIP, will be legally issued, fully paid and not assessable and not subject to any preemptive or similar rights.

                    We hereby consent to the filing of the foregoing opinion as an exhibit to the above-referenced Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name in such Registration Statement and in the related Prospectus under the heading "Legal Matters."

                                         Very truly yours,




                                         KUMMER KAEMPFER BONNER & RENSHAW